Exhibit 13

Banco Itaú Holding Financeira S.A.

Certification Pursuant to 18 U.S.C.  Section 1350 as Enacted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

          Banco Itaú Holding Financeira S.A. (the “registrant”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2005 (the “Report”).  Pursuant to Exchange Act Rules 13a - 14(b) or 15d - 14(b) and to 18 U.S.C.  Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, we, Roberto Egydio Setubal, Chief Executive Officer and Henri Penchas, Chief Financial Officer, hereby certify that:

To the best of our knowledge:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:  June 8, 2006

/s/ Roberto Egydio Setubal	/s/ Henri Penchas

Roberto Egydio Setubal	Henri Penchas
Chief Executive Officer	Chief Financial Officer

          A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.